                                                                     Exhibit 8.2

      [LETTERHEAD OF LEBOEUF, LAMB, GREENE & MACRAE, L.L.P. APPEARS HERE]


                                           October 8, 1996

Colonial Data Technologies Corp.
80 Pickett District Road
New Milford, CT 06776

Re: Certain Federal Income Tax Consequences of the Agreement and Plan of Merger dated as of August 5, 1996 between Colonial Data Technologies Corp., a Delaware corporation ("CDT"), and U.S. Order, Inc., a Delaware corporation ("USO") (the "Agreement")
     ---------------------------------------------------------------------------

Gentlemen:

     You have requested our opinion as to certain of the Federal income tax consequences of the merger of CDT with InteliData Technologies Corporation, a Delaware corporation ("InteliData"), pursuant to the Agreement (the "CDT Merger"). All capitalized terms not otherwise defined in this opinion have the meanings set forth in the Agreement. InteliData has filed a Registration Statement with the Securities and Exchange Commission on Form S-4 (Registration No. 333-11081) in connection with the transactions contemplated by the Agreement (the "Registration Statement") which contains a joint proxy statement/ prospectus (the "Joint Proxy Statement/Prospectus").

     In rendering this opinion, we have reviewed and relied on: (1) the Agreement and all schedules and exhibits thereto; (2) a letter dated of even date herewith containing certain representations by CDT and its management;
(3) a letter dated of even date herewith containing certain representations by InteliData and its management; and (4) certain other matters of fact and law as we have deemed necessary to enable us to render this opinion.

Colonial Data Technologies Corp.
October 8, 1996
Page 2

                                 ASSUMPTIONS

          In addition, for purposes of issuing this opinion, we have assumed:
(1) the CDT Merger will qualify as a merger under applicable state law; (2) the truth and accuracy of all information, statements, covenants and representations relevant to this opinion and contained in the documents referred to above; and
(3) the transactions contemplated by the Agreement and all schedules and exhibits thereto and related documents will be carried out in accordance with their terms. If any of these stated assumptions is not correct, please advise us at once, as our advice may be affected by any change to the assumptions.


                                    OPINION

          Based upon the assumptions set forth above and our examination of the Agreement, the Joint Proxy Statement/ Prospectus, and the relevant legal authorities, it is our opinion that:

          (1) The CDT Merger will be treated for Federal income tax purposes as a reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

          (2) With respect to the CDT Merger, each of CDT and InteliData will be a party to the reorganization within the meaning of section 368(b) of the Code.

          (3) As a result of the CDT Merger, no gain or loss for Federal income tax purposes will be recognized by CDT, InteliData (other than with respect to any excess loss accounts, intercompany items or deferred intercompany gains) or a stockholder of CDT (other than with respect to cash received by a stockholder of CDT in lieu of a fractional InteliData Share) as a result of the CDT Merger.

          This opinion is based upon the Federal income tax law as of the date hereof, and no assurance can be given that changes in the law or the administrative or judicial interpretation thereof will not occur so as to adversely affect the conclusions expressed herein. This opinion is limited solely to the Federal income tax consequences of the CDT Merger specifically set forth herein and does not address the Federal income tax consequences of the merger of USO with InteliData.

Colonial Data Technologies Corp.
October 8, 1996
Page 3

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and the reference to our opinion under the headings "SUMMARY - CERTAIN FEDERAL INCOME TAX CONSEQUENCES", "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" and "LEGAL MATTERS." In providing such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                      Very truly yours,


                                      /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.